Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Eternity Healthcare Inc. (the “Company”) of our report dated August 15, 2017 related to the consolidated financial statements of the Company as of and for the year ended April 30, 2017 included in the Company’s Annual Report on Form 10-K for the year ended April 30, 2018.

/s/ Sadler, Gibb &Associates, LLC

Salt Lake City, UT

Dated: October 31, 2018